ASHLAND INC.
                         DEFERRED COMPENSATION AND
              STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
                     (Amended as of September 19, 1996)


ARTICLE I.  GENERAL PROVISIONS

1. PURPOSE

   The purpose of this Ashland Inc. Deferred Compensation and Stock Incentive Plan For Non-Employee Directors (the "Plan") is to provide each Director with an opportunity to defer some or all of the Director's Fees as a means of saving for retirement or other purposes. In addition, the Plan provides Directors with the ability to increase their proprietary interest in the Company's long-term prospects by permitting Directors to receive all or a portion of their Fees in Ashland Common Stock and providing for the grant of options to purchase Ashland Common Stock to Directors.

2.  DEFINITIONS

   The following definitions shall be applicable throughout the Plan:

   (a) "Accounting Date" means the last day of a quarter or if a weekend or holiday, the next preceding business day.

   (b) "Act" means the Securities Act of 1933, as amended from time to time.

   (c) "Agreement" means a written agreement setting forth the terms of an Option.

   (d) "Beneficiary" means the person(s) who, upon the death of a Participant, shall have acquired by will, laws of descent and distribution or by other legal proceedings, the right to receive the benefits specified under this Plan in the event of a Director's death.

   (e) "Board" means the Board of Directors of Ashland Inc.

   (f) "Cash Account" means an account by that name established pursuant to
Article III, Section 1.

   (g) "Change in Control" shall be deemed to occur (1) upon the approval of the shareholders of the Company (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company, (2) when any "person" (as defined in Section 3(a)(9) or 13(d) of the Exchange Act), other than the Company or any subsidiary or employee benefit plan or trust maintained by the Company, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 15% of the Common Stock outstanding at the time, without the approval of the Board, or (3) if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

   (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   (i) "Committee" means the Personnel and Compensation Committee of the Board.

   (j) "Common Stock" means the common stock,  $1.00 par value,  of Ashland
Inc.

   (k) "Company" means Ashland Inc., its divisions and subsidiaries.

   (l) "Director" means any non-employee director of the Company.

   (m) "Disability" means a Director's incapacity, due to physical or mental illness, resulting in an inability to attend to his or her duties and responsibilities as a member of the Board.

   (n) "Election" means a Participant's delivery of a written notice of election to the Secretary of the Company electing to defer payment of his or her Fees or to receive such Fees in the form of Common Stock.

   (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (p) "Exercise Price" means, with respect to each share of Common Stock subject to an Option, the price at which such share may be purchased from the Company pursuant to the exercise of such Option.

   (q) "Fair Market Value" means the price of a share of Common Stock, as reported on the Composite Tape on the date and at the time designated by the Company.

   (r) "Fees" mean the annual retainer and meeting fees, as well as any per diem compensation for special assignments, earned by a Director for his or her service as a member of the Board during a calendar year or portion thereof.

   (s) "Nonqualified Stock Option" means any Option that does not comply with the provisions of Section 422 of the Code.

   (t)  "Option"  means the right to purchase  Common  Stock as provided in
Article IV.

   (u) "Participant" means a Director who has elected to defer payment of all or a portion of his or her Fees and/or to receive all or a specified portion of his or her Fees in shares of Common Stock.

   (v) "Payment Commencement Date" means the date payments of amounts deferred begin pursuant to Article III, Section 6.

   (w) "Personal Representative" means the person or persons who, upon the disability or incompetence of a Director, shall have acquired on behalf of the Director, by legal proceeding or otherwise, the right to receive the benefits specified in this Plan.

   (x) "Plan" means this Ashland Inc. Deferred Compensation and Stock Incentive Plan For Non-Employee Directors.

   (y) "Prime Rate of Interest" means the rate of interest quoted by Citibank, N.A. as its prime commercial lending rate on the subject date.

   (z) "Stock Account" means an account by that name established pursuant to Article III, Section 1.

   (aa)  "Stock  Unit(s)"  means  the  share  equivalents   credited  to  a
Participant's Stock Account pursuant to Article III, Sections 1 and 3.

   (bb) "Termination" means retirement from the Board or termination of service as a Director for any other reason.

3.  SHARES; ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION

   (a) Shares Authorized for Issuance. There shall be reserved for issuance under the Plan 500,000 shares of Common Stock, subject to adjustment pursuant to subsection (b) below; provided, however, that of such shares, only 150,000 shares shall be available for issuance in connection with the award of Options. Such shares shall be authorized but unissued shares of Common Stock. If any Option shall expire without having been exercised in full, the shares subject to the unexercised portion of such Option shall again be available for the purposes of the Plan.

   (b) Adjustments in Certain Events. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares that may be issued under the Plan shall be automatically adjusted so that the proportionate interest of the Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

4. ELIGIBILITY

   Any   non-employee   Director  of  the  Company  shall  be  eligible  to
participate in the Plan.

5. ADMINISTRATION

   Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties. Day-to-day administration of the Plan shall be the responsibility of the Company's Corporate Human Resources Department. This Department may authorize new or modify existing forms for use under this Plan so long as any such modified or new forms are not inconsistent with the terms of the Plan.

ARTICLE II.  COMMON STOCK PROVISION

   Each Director may elect to receive all or a portion of his or her Fees in shares of Common Stock by making an Election pursuant to Article III,
Section 4. Shares shall be issued to the Director at the end of each quarter beginning in the quarter the Election is effective. The number of shares of Common Stock so issued shall be equal to the amount of Fees which otherwise would have been payable to such Director during the quarter divided by the Fair Market Value. Only whole number of shares of Common Stock will be issued, with any fractional shares to be paid in cash.

ARTICLE III.  DEFERRED COMPENSATION

1. PARTICIPANT ACCOUNTS

   (a) A Participant may elect to have deferred amounts credited to a Cash Account, a Stock Account, or a combination of both such Accounts. The Company shall maintain such Accounts in the name of the Participant.

   (b) The Cash Account of a Participant shall be credited on each Accounting Date with the dollar amount of such deferred compensation otherwise payable to the Participant during the quarterly period ending on the Accounting Date and as to which a cash deferral election has been made. The Cash Account shall be adjusted and increased on each Accounting Date as if interest were credited thereon, based on the Prime Rate of Interest on such Accounting Date.

   (c) The Stock Account of a Participant shall be credited on each Accounting Date with Stock Units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the amount of such deferred Fees as to which a stock deferral election has been made at the Fair Market Value on the Accounting Date. As of the date of any dividend distribution date for the Common Stock, the Participant's Stock Account shall be credited with additional Stock Units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased, at the Fair Market Value on such date, with the amount which would have been paid as dividends on that number of shares (including fractions of a share) of Common Stock which is equal to the number of Stock Units then credited to the Participant's Stock Account.

2. FINANCIAL HARDSHIP

   Upon the written request of a Participant or a Participant's legal representative and a finding that continued deferral will result in financial hardship to the Participant, the Committee (in its sole discretion) may authorize (a) the payment of all or a part of a Participant's account(s) in a single installment prior to his or her ceasing to be a Director, or (b) the acceleration of payment of any multiple installments hereof; provided, however, that if, in the sole discretion of the Committee, a six-month delay in any distribution pursuant to this Section 2 of this Article shall be necessary to avoid liability of the Participant under Section 16 of the Act, any such distribution shall be so postponed.

3. INITIAL CONVERSION

   A Participant may make a special election on or before December 31, 1993 to convert (effective as of June 30, 1994) all or any portion of (i) his or her Cash Account to his or her Stock Account, or (ii) his or her Stock Account to his or her Cash Account. The number of Stock Units to be credited to such Participant's Stock Account in the event of a conversion under (i) shall be obtained by dividing the portion of the cash balance credited to his or her Cash Account as specified in his or her election by the Fair Market Value of Ashland Common Stock on June 30, 1994. The amount to be credited to such Participant's Cash Account in the event of a conversion under (ii) shall be determined by multiplying the number of Stock Units specified in his or her election by the Fair Market Value on June 30, 1994.

4. MANNER OF ELECTION

   (a) Any Director wishing to participate in the Plan must deliver to the Secretary of the Company a written notice, (i) electing to defer to a period following his or her Termination payment of all or a portion (in 25% increments) of his or her Fees, and/or (ii) to receive all or a portion (in 25% increments) of his or her Fees in shares of Common Stock (an "Election"). The timing of the filing of the appropriate form with the Secretary of the Company shall be determined by the Committee. Notwithstanding the foregoing, a Director may choose to participate in the Plan beginning in 1994 by filing an Election to so participate on or before December 31, 1993 (the "1994 Election"). Pursuant to the 1994 Election, if a Director chooses to defer payment of any portion of his or her Fees into the Stock Account, such Fees will be deemed deferred into the Cash Account until June 30, 1994 at which time such deferred Fees (together with accrued earnings thereon) will be automatically transferred to the Stock Account. The number of Stock Units to be credited to such Participant's Stock Account upon the transfer of such amount shall be obtained by dividing such amount by the Fair Market Value of Ashland Common Stock on June 30, 1994. In addition, if a Participant chooses to receive all or a portion of Fees in shares of Common Stock, such 1994 Election will not take effect until June 30, 1994.

   (b) With respect to Directors' Fees payable for all or any portion of a calendar year after such person's initial election to the office of Director of the Company, any such person wishing to participate in the Plan may file a proper Election within 30 days after such election to office. Any such Election shall be effective upon filing or as soon as possible thereafter with respect to such Fees.

   (c) An effective Election may not be revoked or modified with respect to Fees payable for a calendar year or portion of a calendar year for which such Election is effective except as otherwise determined by the Committee or stated herein. Such Election, unless terminated or modified as described below, shall apply to Fees payable with respect to each subsequent calendar year. An effective Election may be terminated or modified for any subsequent calendar year by the filing of an Election, with the timing of the filing of the appropriate form with the Secretary of the Corporation to be determined by the

Committee. A Participant will be allowed to change the Election as to the applicable payment period for all amounts deferred pursuant to such Election, subject to approval by the Committee. Such change must be made by the earlier of:

               (i) the date six months prior to the first day of the month following the Participant's Termination; or

               (ii) the December 31 immediately preceding the first day of the month following the Participant's Termination.

If the Participant making such change is a member of the Committee, such Participant shall abstain from the Committee's decision to approve or disapprove such change.

   (d) A Participant may elect to convert all or a portion of (i) his or her existing Cash Account to his or her Stock Account, or (ii) his or her existing Stock Account to his or her Cash Account (in 25% increments or in other increments prescribed by the Committee) one (1) time during any three-month period by filing with the Secretary of the Company a new Election at least fifteen (15) days prior to the commencement of the quarter in which the Participant desires the change to become effective; provided however, than an inter-Account conversion must occur at least six months after the last "opposite-way" inter-Account conversion. An "opposite-way" inter-Account conversion occurs when a conversion into the Stock Account is followed by a conversion out of the Stock Account, or a conversion out of the Stock Account is followed by a conversion into the Stock Account. Such election will be effective as of the first business day of the next quarter subsequent to the filing of such Election.

5.  MANNER OF PAYMENT UPON TERMINATION

   In accordance with the Participant's Election and subject to Committee approval upon payout, amounts credited to a Participant's Cash and/or Stock Account will be paid in a lump sum or in the form of annual, semi-annual or quarterly installments in shares of Common Stock or cash, or a combination of both to the Participant following his or her Termination or, in the event of his or her death, to a Beneficiary. If a Participant elects to receive payments in installments, the entire Cash and/or Stock Account must be paid out within forty years following the date of a Participant's Termination. A Participant may provide for different payment periods and forms of payment before and after his or her death.

   The amount of any cash distribution to be made in installments with respect to the Cash Account will be determined by dividing the current cash balance in such Cash Account by the number of installments in which distributions remain to be made (including the current distribution). The amount of any cash distribution to be made in installments with respect to Stock Units will be determined by multiplying the number of Stock Units attributable to such installment (determined as hereinafter provided) by the closing price of the Common Stock on each Accounting Date immediately prior to the date on which such installment is to be paid. The number of Stock Units attributable to an installment shall be determined by dividing the current number of Stock Units in such Stock Account by the number of installments in which distributions remain to be made (including the current distribution).

   The amount of any stock distribution to be made in installments with respect to the Stock Account shall be determined by dividing the current number of Stock Units in such Stock Account by the number of installments in which distributions remain to be made (including the current distribution). The amount of any stock distribution to be made in installments with respect to the Cash Account shall be determined by dividing the amount of cash attributable to such installment (determined as hereinafter provided) by the closing price of the Common Stock on each Accounting Date immediately prior to the date on which such installment is to be paid. The amount of cash attributable to an installment shall be determined by dividing the current cash balance in such Cash Account by the number of installments in which distributions remain to be made (including the current distribution). Only whole number of shares of Common Stock will be issued, with the value of any fractional shares to be paid in cash.

6. PAYMENT COMMENCEMENT DATE

   Payments of amounts deferred pursuant to a valid Election shall commence after a Participant's Termination in accordance with his or her Election. If a Participant dies prior to the first deferred payment specified in an Election, payments shall commence to the Participant's Beneficiary on the first payment date so specified.

7. CHANGE IN CONTROL

   Notwithstanding any provision of this Plan to the contrary, in the event of a "Change in Control" (as defined in Section 2(g) of Article I), each Participant in the Plan shall receive an automatic lump sum cash distribution of all amounts accrued in the Participant's Cash and/or Stock Account(s) (including interest at the Prime Rate of Interest through the business day immediately preceding the date of distribution) not later than fifteen (15) days after the date of the "Change in Control." For this purpose, the balance in the Stock Account shall be determined by multiplying the number of Stock Units by the higher of (a) the highest closing price of a share of Common Stock during the period commencing 30 days prior to such Change in Control or (b) if the Change in Control of the Company occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto. Any consideration other than cash forming a part or all of the consideration for Common Stock to be paid pursuant to the applicable transaction shall be valued at the valuation price thereon determined by the Board.

   In addition, the Company shall reimburse a Director for the legal fees and expenses incurred if the Director is required to seek to obtain or enforce any right to distribution. In the event that it is determined that such Director is properly entitled to a cash distribution hereunder, such Director shall also be entitled to interest thereon at the Prime Rate of Interest from the date such distribution should have been made to and including the date it is made. Notwithstanding any provision of this Plan to the contrary, Article I, Section 2(g) and Section 7 of this Article may not be amended after a "Change in Control" occurs without the written consent of a majority in number of Directors.

8. ADMINISTRATIVE CONVENIENCE

   Notwithstanding any provision of this Plan to the contrary, a Participant may not defer Fees in an amount less than $1,000 and no payment or payments under the Plan may be made to the Participant or any Beneficiary of the Participant in an amount that would annually total less than $1,000, unless the amount remaining in a Cash Account and/or Stock Account totals less than $1,000, in which event the entire amount remaining in such account(s) shall be paid to the Participant or his or her Beneficiary. The Committee reserves the right, in its sole and absolute discretion, to further modify the terms of the Plan or payments made to Participants under the Plan for the Company's administrative convenience.

ARTICLE IV.  OPTIONS

1.  OPTION GRANT

   On the first business day following the Company's Annual Meeting of Shareholders in 1994 and each year thereafter until 2004, or, if no such meeting is held, on January 31 or the first business day thereafter, and each year thereafter (such day hereinafter referred to as the "Effective Date"), each person who is a Director of the Company on the Effective Date shall be automatically granted an Option to purchase 1,000 shares of Common Stock if, but only if, the return on average common stockholders' equity of the Company for the immediately preceding fiscal year as set forth in the Company's Annual Report to Shareholders is equal to or greater than 10%.

2. OPTION TERMS

   Options granted under the Plan shall be subject to the following terms and conditions:

   (a) Option Designation and Agreement. Any Option granted under the Plan shall be granted as a Nonqualified Stock Option. Each Option shall be evidenced by an Agreement between the recipient and the Company containing the terms and conditions of the Option.

   (b) Option Price. The Exercise Price of Common Stock issued pursuant to each Option shall be equal to Fair Market Value of the Common Stock on the Effective Date.

   (c) Term of Option. No Option shall be exercisable more than ten years after the date the Option is granted.

   (d) Vesting. Options granted under the Plan shall vest six months after the date of grant.

   (e) Exercise. Options, to the extent they are vested, may be exercised in whole or in part at any time during the option period; provided, however, that an Option may not be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option if fewer than 50 shares) during the term of the Option. The specified number of shares will be issued upon receipt by the Company of (i) notice from the optionee of exercise of an Option, and (ii) payment to the Company (as provided in (f) below), of the Exercise Price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed by postpaid mail, addressed to the Treasurer of the Company at, Ashland Inc., 1000 Ashland Drive, Russell, Kentucky, 41169, or such other place as the Company may designate from time to time.

   (f) Payment for Shares. The Exercise Price for the Common Stock shall be paid in full when the Option is exercised. The Exercise Price may be paid in whole or in part (i) in cash, (ii) in whole shares of Common Stock (which shares of Common Stock must have been owned by the Director six months or longer, and not used to effect a stock option exercise within the preceding six months, unless the Committee specifically provides otherwise) and evidenced by negotiable certificates, valued at their Fair Market Value, (iii) Attestation or (iv) by a combination of such methods of payment. In addition, a Director may exercise the Option by effecting a "cashless exercise," with a broker, of the Option. "Attestation" means the delivery to the Company of a completed Attestation Form prescribed by the Company setting forth the whole shares of Common Stock owned by the Director which the Director wishes to utilize to pay the Option price. The Common Stock listed on the Attestation Form must have been owned by the Director six months or longer, and not have been used to effect an Option exercise within the preceding six months, unless the Committee specifically provides otherwise.

   (g) Termination . If a Director's service on the Board terminates by reason of (i) normal retirement from the Board at age 70, (ii) the death or Disability of such Director, (iii) a Change of Control of the Company, or
(iv) voluntary early retirement to take a position in governmental service, any Option held by such Director may thereafter be exercised by the Director, or in the event of death, by his or her Beneficiary to the extent it was vested and exercisable at the time of Termination, (i) for a period equal to the number of years of completed Board service as of the date of Termination of the Director on whose behalf the Option is exercised, or
(ii) until the expiration of the stated term of such Option, whichever period is the shorter. In the event of Termination for any reason other than those set forth above, any Option held by such Director may thereafter be exercised by the Director to the extent it was vested and exercisable at the time of Termination (i) for a period of one year from the date of such Termination or (ii) until the expiration of the stated term of such Option, whichever period is the shorter.

   (h) Term. No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but Option awards granted prior to such tenth anniversary may extend beyond that date until the expiration of their terms.

3. TRANSFER OF OPTIONS

   Options granted under the Plan shall be transferable by will, by the laws of descent and distribution, and, subject to the discretion and direction of the Committee, may be made transferable by the Director-holder thereof during his or her lifetime.

ARTICLE V.  MISCELLANEOUS PROVISIONS

1. BENEFICIARY DESIGNATION

   A Director may designate one or more persons (including a trust) to whom or to which payments are to be made if the Director dies before receiving payment of all amounts due hereunder. A designation of Beneficiary will be effective only after the signed Election is filed with the Secretary of the Company while the Director is alive and will cancel all designations of a Beneficiary signed and filed earlier. If the Director fails to designate a Beneficiary as provided above or if all of a Director's Beneficiaries predecease him or her and he or she fails to designate a new Beneficiary, remaining unpaid amounts shall be paid in one lump sum to the estate of such Director. If all Beneficiaries of the Director die before the Director or before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such Beneficiaries.

2.  INALIENABILITY OF BENEFITS

   The interests of the Directors and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor be subject to attachment, execution, garnishment or other such equitable or legal process. Subject to Section 3 of Article IV of this Plan, any Option shall be exercisable, during a Director's lifetime, only by him or her or his or her Personal Representative.

3. GOVERNING LAW

   The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

4. AMENDMENTS

   The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Directors; provided, however, that the Committee may not, without approval by the shareholders:

   (a) materially increase the number of securities that may be issued under the Plan (except as provided in Article I, Section 3),

   (b)  materially   modify  the   requirements   as  to  eligibility   for
participation in the Plan,

   (c) otherwise materially increase the benefits accruing to participants under the Plan, or

   (d) amend any provision relating to the amount, price, timing or vesting of the Options, other than to comport with changes in the Code or the rules and regulations promulgated thereunder.

5. COMPLIANCE WITH RULE 16b-3

   It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that Plan Participants remain non-employee directors ("Non-Employee Directors") for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any Plan provision is found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining Non-Employee Directors, that provision shall be deemed amended so that the Plan does so comply and the Plan participants remain Non-Employee Directors, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

6. EFFECTIVE DATE

   The Plan was approved by the shareholders of the Company on January 27, 1994, and originally became effective as of November 9, 1993, and has been restated in this document effective September 19, 1996.